REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



          The Partners
          NHP Retirement Housing Partners I Limited Partnership

          We have audited the accompanying statement of financial position of NHP Retirement Housing Partners I Limited Partnership as of December 31, 1995, and the related statements of operations, partners' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We  conduced  our audit  in  accordance  with generally  accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NHP Retirement Housing Partners I Limited Partnership at December 31, 1995 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.




                                  Ernst & Young LLP
          Dallas, Texas
          February 16, 1996
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